INDEPENDENT AUDITORS' CONSENT

Board of Directors
Community Bankshares, Inc.

     We  consent  to the  incorporation  by  reference  into  this  Registration
Statement on Form S-8 filed by Community Bankshares, Inc. relating to registration of 166,000 shares of common stock reserved for issuance pursuant to the Community Bankshares, Inc. 1997 Stock Option Plan of our Report dated January 29, 1999, which report is included in Community Bankshares, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1998.

                                             s/J. W. Hunt and Company, LLP
                                             J. W. Hunt and Company, LLP

Columbia, South Carolina
May 18, 1999

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